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                                                              EXHIBIT 99.14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 13, 2000, relating to the financial statements and financial highlights which appears in the August 31, 2000 Annual Report to Shareholders of Warburg, Pincus Focus Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to our Firm in the Prospectus/Proxy Statement in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 23, 2000